Exhibit 23.6

CONSENT OF INDEPENDENT PETROLEUM ENGINEERING CONSTULTANTS

As independent petroleum engineering consultants, we hereby consent to the references to our firm, in the context in which they appear, and to the references to, and the inclusion of, our report, dated January 13, 2025, for PHX Minerals, Inc. included in or made part of this Registration Statement on Form S-8 of WhiteHawk Minerals Corp., including any amendments thereto.

CAWLEY, GILLESPIE & ASSOCIATES, INC. Texas Registered Engineering Firm F-693

By:	/s/ W. Todd Brooker
W. Todd Brooker, P.E.
President

Austin, Texas

June 10, 2026